U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): February 24, 2004

                            RELIV INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in its Charter)

Delaware                    1-11768                          37-1172197
(State or Other             (Commission File Number)         (IRS Employer
Jurisdiction                                                 Identification No.)
Incorporation)

      136 Chesterfield Industrial Blvd., Chesterfield, MO       63005
      (Address of Principal Executive Offices)                  (Zip Code)

                                 (636) 537-9715
              (Registrant's Telephone Number, including Area Code)

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Item No. 5 - Other Events

      On February 24, 2004, Reliv International, Inc. (the "Registrant") entered into a Standby Equity Distribution Agreement ("SEDA") with US-based investment fund Cornell Capital Partners LP of $5 million.

      Under the SEDA, Cornell has committed to provide up to $5 million of funding to be drawn down at the Registrant's discretion by the purchase of the Registrant's common stock. The Registrant may request up to $210,000 in any seven-day period in exchange for issuing to Cornell shares of its common stock. The facility may be used in whole or in part entirely at the Registrant's discretion, subject to an effective registration.

      The matters discussed in this 8-K may include forward looking statements, which are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward looking statements. Such risks, uncertainties and other factors include but are not limited to the governmental, economic, technological and competitive risks detailed in the Registrant's reports on Forms 10-K and10-Q filed with the Securities and Exchange Commission. The forward-looking statements are intended to help shareholders and others assess the Registrant's business prospects and should be considered together with all information available. They are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Reliv International, Inc.
                                            -----------------------------------
                                                   (Registrant)


Date: February 26, 2004                 By: /s/ Stephen M. Merrick
                                            -----------------------------------
                                                Stephen M. Merrick, Senior Vice
                                                President


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